SUB-ITEM 77Q3

AIM BASIC BALANCED FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 12/31/2008
FILE NUMBER 811-1540
SERIES NO.: 32

72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                         $ 17,639
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                          $ 3,710
       Class C                                          $ 2,529
       Class R                                            $ 240
       Class Y                                              $ 9
       Investor Class                                   $ 5,733
       Institutional Class                                 $ 16

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                           0.3775
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                           0.2933
       Class C                                           0.2936
       Class R                                           0.3495
       Class Y                                           0.1221
       Investor Class                                    0.3775
       Institutional Class                               0.4303

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                           44,823
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                           10,102
       Class C                                            7,812
       Class R                                              650
       Class Y                                               75
       Investor Class                                    14,314
       Institutional Class                                   41

74V. 1  Net asset value per share (to nearest cent)
       Class A                                            $7.83
     2 Net asset value per share of a second class of open-end company shares (to nearest cent)
       Class B                                            $7.82
       Class C                                            $7.82
       Class R                                            $7.83
       Class Y                                            $7.83
       Investor Class                                     $7.83
       Institutional Class                                $7.82